Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption
"Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment Number 21 to Registration Statement Number 2-63713 (Form N-1A) of Mosaic
Government Money Market Trust of our report dated May 2, 1997, included in the March 31, 1997 Annual Report to shareholders.

(signature)

Ernst & Young LLP
Washington, DC
January 27, 1998